Exhibit 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-88502) of our report dated March 26, 2004, except for Notes 2, 5 and 6(B) which are as of April 23, 2004, relating to the financial statements for the year ended December 31, 2003, which appears in the Annual Report on Form 10-K.


/s/ BDO Seidman, LLP
Miami, Florida
May 5, 2004